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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MOMENTA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MOMENTA PHARMACEUTICALS, INC.
675 West Kendall Street
Cambridge, Massachusetts 02142

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2005

To our stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Momenta Pharmaceuticals, Inc. will be held on Thursday, May 26, 2005 at 8:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the meeting, stockholders will consider and vote on the following matters:

1.
The election of three (3) members to our board of directors to serve as Class I directors, each for a term of three years.

2.
The approval of the grant of an option to purchase 19,200 shares of common stock to each non-employee director who served on the board of directors during 2004 and who will continue to serve on the board of directors during 2005.

3.
The amendment to section 6(c)(ii) of our 2004 stock incentive plan such that options granted to each non-employee director shall be exercisable at such times as our board of directors may specify in the applicable option agreement; provided, however, that no option will be granted to a non-employee director for a term in excess of 10 years.

4.
The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 14, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own.

        We hope that all stockholders will be able to attend the Annual Meeting in person. However, to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting in person, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors, Alan L. Crane President and Chief Executive Officer

Cambridge, Massachusetts
April 22, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

MOMENTA PHARMACEUTICALS, INC.
675 WEST KENDALL STREET
CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

for the 2005 Annual Meeting of Stockholders
to be held on Thursday, May 26, 2005

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, May 26, 2005 at 8:30 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Corporate Secretary or by appearing at the Annual Meeting and voting in person.

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about April 22, 2005.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Michael A. Lawless, Senior Director, Investor Relations, telephone: (617) 491-9700.

Voting Securities and Votes Required

        Stockholders of record at the close of business on April 14, 2005 will be entitled to notice of and to vote at the Annual Meeting. On that date, 25,486,575 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

        The presence in person or representation by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of the votes cast by the stockholders entitled to vote on the election. To be approved, any other matter submitted to our stockholders, including the approval of the grant of an option to each non-employee member of our board of directors to purchase 19,200 shares of our common stock, the amendment to our 2004 stock incentive plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, requires the affirmative vote of a majority in voting power of the outstanding shares of stock present or represented and voting on such matters. The votes will be counted, tabulated and certified by a representative of American Stock Transfer & Trust Company, who will serve as the inspector of elections at the Annual Meeting.

        If you abstain from voting as to a particular matter, or if your shares are held in "street name" by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as "broker non-votes," your shares will not be considered as voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the Annual Meeting, but will be counted for the purpose of determining whether a quorum exists.

Vote by Proxy; Revocation of Proxy

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with our Corporate Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later dated proxy relating to the same shares and deliver it to our Corporate Secretary before the taking of the vote; or

  •
  attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

        Any written notice of revocation or subsequent proxy should be sent to us at the following address: Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, MA 02142, Attention: Susan K. Whoriskey, Corporate Secretary. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election of the directors named in this proxy statement, in favor of the grant of an option to each non-employee member of our board of directors as described in this proxy statement, in favor of the amendment to our 2004 stock incentive plan described in this proxy statement, in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and, in the discretion of the persons appointed as proxies, on any other items that may properly come before the Annual Meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. To vote your shares held in "street name," you will need to follow the directions provided to you by your bank or brokerage firm.

STOCK OWNERSHIP INFORMATION

        The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2005 by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of such date based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission, or SEC;

  •
  each of our directors (which includes all nominees);

  •
  our Chief Executive Officer and our four other most highly compensated executive officers on December 31, 2004 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2004, or the Named Executives; and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options exercisable on or before May 31, 2005 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

        There were, as of April 1, 2005, approximately 70 holders of record and 657 beneficial holders of our common stock.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Holders of more than 5% of our common stock
Polaris Venture Partners III, L.P. and related entities Bay Colony Corporate Center 1000 Winter Street, Suite 3350 Waltham, MA 02457	4,815,931	(2)	18.9%
Atlas Venture entities 890 Winter Street, Suite 320 Waltham, MA 02451	3,802,387	(3)	14.9%
MVM International Life Sciences Fund No. 1 L.P. and related entities and individuals 6 Henrietta Street London WC2E 8PU	2,711,863	(4)	10.6%

CHP II, L.P. c/o Cardinal Partners 221 Nassau Street Princeton, NJ 08542	2,170,286	(5)	8.5%
Mithra Ventures, L.P. 205 Newbury Street, 3rd Floor Boston, MA 02116	1,308,688	(6)	5.1%
Directors (which includes all nominees) and Named Executives
Alan L. Crane	1,127,723	(7)	4.4%
Ram Sasisekharan	985,344	(8)	3.9%
Robert S. Langer, Jr.	975,762	(9)	3.8%
Peter Barrett	3,802,387	(3)	14.9%
John K. Clarke	2,242,586	(10)	8.8%
Peter Barton Hutt	108,810	(11)	*
Stephen T. Reeders	2,711,863	(4)	10.6%
Bennett M. Shapiro	46,431	(12)	*
Christoph H. Westphal	0	(13)	*
Marsha H. Fanucci	0	(14)	*
Steven B. Brugger	81,563	(15)	*
Ganesh Venkataraman	617,312	(16)	2.4%
Susan K. Whoriskey	129,417	(17)	*
Richard P. Shea	46,304	(18)	*
All directors and executive officers as a group (14 persons)	12,875,502	(19)	49.8%

*
Less than 1% of our outstanding common stock.

(1)
Applicable percentage of ownership for each holder is based on 25,486,575 shares of common stock outstanding on April 1, 2005, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after April 1, 2005.

(2)
Consists of (a) 4,622,867 shares of common stock held by Polaris Venture Partners II, L.P., (b) 120,142 shares of common stock held by Polaris Venture Partners Entrepreneurs' Fund III, L.P., and (c) 72,922 shares of common stock held by Polaris Venture Partners Founders' Fund III, L.P. Polaris Venture Management Co. III, L.L.C. is the general partner of Polaris Venture Partners III, L.P., Polaris Venture Partners Entrepreneurs' Fund III, L.P. and Polaris Venture Partners Founders' Fund III, L.P. The managing members of Polaris Venture Management Co. III, L.L.C. are Stephen D. Arnold, Jonathan A. Flint, Terrance G. McGuire and Alan G. Spoon, which individuals may be deemed to have shared voting, investment and dispositive power with respect to these shares.

(3)
Consists of (a) 1,202,263 shares of common stock held by Atlas Venture Fund V, L.P., (b) 149,339 shares of common stock held by Atlas Venture Parallel Fund V-A, C.V., (c) 149,339 shares of common stock held by Atlas Venture Parallel Fund V-B, C.V., (d) 20,010 shares of common stock held by Atlas Venture Entrepreneurs' Fund V, L.P., (e) 2,175,094 shares of common stock held by Atlas Venture Fund VI, L.P., (f) 66,515 shares of common stock held by Atlas Venture Entrepreneurs' Fund VI, L.P. and (g) 39,827 shares of common stock held by Atlas Venture Fund VI GmbH & Co. KG. Atlas Venture Associates V, L.P. is the general partner of Atlas Venture

  Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V., Atlas Venture Parallel Fund V-B, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. Atlas Venture Associates VI, L.P. is the general partner of Atlas Venture Fund VI, L.P. and Atlas Venture Entrepreneurs' Fund VI, L.P. and the managing limited partner of Atlas Venture Fund VI GmbH & Co. KG. Christopher Spray, Axel Bichara and Jean-François Formela are the members of the board of management of each of Atlas Venture Associates V, L.P. and Atlas Venture Associates VI, L.P. and exercise voting, investment and dispositive rights with respect to the shares of stock held by each of the Atlas Venture entities identified in this footnote. Each of Messrs. Spray, Bichara and Formela disclaims beneficial ownership of these shares except to the extent of his respective proportionate pecuniary interest therein. Peter J. Barrett, a director of Momenta, is a special limited partner of Atlas Venture Associates V, L.P. and Atlas Venture Associates VI, L.P. Dr. Barrett disclaims beneficial ownership of the shares held by the Atlas Venture entities except to the extent of his proportionate pecuniary interest therein.

(4)
Consists of (a) 2,684,748 shares of common stock held by MVM International Life Sciences Fund No. 1 L.P., (b) 8,656 shares of common stock held by MVM Limited, (c) 5,965 shares of common stock held by Stephen T. Reeders, (d) 5,965 shares of common stock held by David Brister, (e) 5,965 shares of common stock held by Paul Triniman, (f) 96 shares of common stock held by Martin Murphy, (g) 234 shares of common stock held by Richard Lim and (h) 234 shares of common stock held by Thomas Casdagli. Stephen Reeders, Paul Triniman and David Brister are the investment directors of MVM Limited, which individuals exercise discretionary investment power over securities held by MVM International Life Sciences Fund No. 1 L.P., MVM Limited, Stephen Reeders, Paul Triniman, David Brister, Martin Murphy, Richard Lim and Thomas Casdagli, and are principally responsible for the selection, acquisition and disposition of these securities. Dr. Reeders, a director of Momenta, disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in such shares.

(5)
Consists of 2,170,286 shares of common stock held by CHP II, L.P. John K. Clarke, a director of Momenta, Brandon H. Hull, Lisa Skeete Tatum and John J. Park are the managing members of CHP II Management, LLC, the General Partner of CHP II, L.P., and exercise shared voting, investment, and dispositive rights with respect to the shares of stock held by CHP II, L.P. Each of Messrs. Clarke, Hull and Park and Ms. Skeete Tatum disclaims beneficial ownership of the shares identified in this footnote except as to his or her respective proportionate pecuniary interest in such shares.

(6)
Consists of (a) 1,128,688 shares of common stock held by Mithra Ventures, L.P. and (b) 180,000 shares owned by Farah Ebrahimi. Farah Ebrahimi and Nina Ross, the managing members of the general partner of Mithra Ventures, L.P., exercise shared voting and investment power with respect to the shares owned by Mitra Ventures, L.P. Each of Ms. Ebrahimi and Ms. Ross disclaim beneficial ownership of such shares identified in this footnote except to the extent of her respective pecuniary interest therein.

(7)
Consists of (a) 25,501 shares of common stock, (b) 1,010,859 shares of restricted common stock, of which 247,090 shares remain subject to a repurchase right by us pursuant to restricted stock agreements between us and Mr. Crane and (c) 91,363 shares of common stock underlying options exercisable on or before May 31, 2005.

(8)
Consists of 985,344 shares of restricted common stock, of which 61,584 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Sasisekharan.

(9)
Consists of (a) 36,498 shares of common stock and (b) 939,264 shares of restricted common stock, of which 58,704 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Langer.

(10)
Consists of (a) 72,300 shares owned by Mr. Clark and (b) 2,170,286 shares of common stock held by CHP II, L.P. John K. Clarke, a director of Momenta, Brandon H. Hull, Lisa Skeete Tatum and John J. Park are the managing members of CHP II Management, LLC, the General Partner of CHP II, L.P., and exercise shared voting, investment, and dispositive rights with respect to the shares of stock held by CHP II, L.P. Each of Messrs. Clarke, Hull and Park and Ms. Skeete Tatum disclaims beneficial ownership of the shares identified in this footnote except as to his or her respective proportionate pecuniary interest in such shares.

(11)
Consists of (a) 37,498 shares of common stock, (b) 30,000 shares of restricted common stock, of which 1,875 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Mr. Hutt and (c) 41,312 shares of common stock underlying options exercisable on or before May 31, 2005.

(12)
Consists of 46,431 shares of common stock underlying options exercisable on or before May 31, 2005.

(13)
From June 2000 through February, 2005, Dr. Westphal served as the General Partner of Polaris Venture Partners, a venture capital firm and affiliate of an investor in Momenta.

(14)
Ms. Fanucci joined the board of directors on March 16, 2005. In connection with her appointment to the board of directors, Ms. Fanucci was granted a stock option to purchase 38,400 shares of our common stock. The stock option granted to Ms. Fanucci vests as to one-third of the shares on each of the first, second and third anniversaries of March 16, 2005.

(15)
Consists of 81,563 shares of common stock underlying options exercisable on or before May 31, 2005.

(16)
Consists of (a) 589,312 shares of restricted common stock, of which 36,832 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Venkataraman and (b) 28,000 shares of common stock underlying options exercisable on or before May 31, 2005.

(17)
Consists of (a) 22,503 shares of common stock, (b) 90,210 shares of restricted common stock, of which 20,576 shares remain subject to a repurchase right by us pursuant to a restricted stock agreement between us and Dr. Whoriskey and (c) 16,704 shares of common stock underlying options exercisable on or before May 31, 2005.

(18)
Consists of 46,304 shares of common stock underlying options exercisable on or before May 31, 2005.

(19)
See footnotes 3,4 and 7–18 above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, we believe that, except as set forth in the paragraphs below, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

        The following late filings are related to the respective filer's obligation to file a Form 3 on the effective date of our registration statement on Form S-1 (June 21, 2004): (i) Joseph E. Tyler filed late on July 13, 2004; (ii) MVM International Life Sciences Fund No. 1, L.P. filed late on July 9, 2004;

(iii) Peter Barton Hutt filed late on June 25, 2004; and (iv) Susan K. Whoriskey, Atlas Venture Fund VI, L.P., and its affiliates, and Stephen T. Reeders filed late on June 24, 2004.

        The following late filings of a Form 4 are related to the conversion of shares of our preferred stock to common stock and the acquisition of shares of common stock on June 25, 2004: (i) MVM International Life Sciences Fund No. 1 L.P., and its affiliates, filed late on July 9, 2004; (ii) Stephen T. Reeders and Polaris Venture Partners III, L.P., and its affiliates, filed late on July 6, 2004; (iii) each of Christoph H. Westphal, Peter Barton Hutt, Alan L. Crane and Susan K. Whoriskey filed late on July 2, 2004; (iv) each of John L. Zabriskie and John K. Clarke filed late on July 1, 2004; (v) Robert S. Langer, Jr. filed late on June 30, 2004; and (vi) Peter Barrett, Atlas Venture Fund V L.P., and its affiliates, filed late on June 29, 2004.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Recommendation

        The board of directors recommends a vote "FOR" the election of each of Messrs. Crane and Hutt and Ms. Fanucci as Class I directors.

        We have three classes of directors, currently consisting of three Class I directors, three Class II directors and four Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. In connection with John L. Zabriskie's resignation from the board on March 16, 2005, Christoph H. Westphal became a Class III director and Marsha H. Fanucci filled the vacancy in the remaining Class I directorship. Alan L. Crane, Peter Barton Hutt, and Marsha H. Fanucci are currently serving as Class I directors. The Class I directors elected this year will serve as members of our board of directors until the 2008 annual meeting of stockholders, or until their respective successors are elected and qualified.

        If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect Messrs. Crane, Hutt and Ms. Fanucci as directors. Messrs. Crane and Hutt and Ms. Fanucci currently serve on our board of directors. The nominees have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable to serve if elected.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Our Board of Directors

        Set forth below for each of our directors, including the Class I director nominees, is information as of April 1, 2005 with respect each director's (a) name and age, (b) positions and offices, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly-held companies and (e) the year such person became a member of our board of directors.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I directors, nominees to be elected at the Annual Meeting (terms expiring in 2008)
Alan L. Crane	41	2001
			Alan L. Crane has been a director since June 2001 and our Chairman of the Board, President and Chief Executive Officer on a full-time basis since May 2002. From February 1997 to May 2002, Mr. Crane held various management positions at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. He most recently served as Senior Vice President, Global Corporate Development, where he led Millennium's strategic alliance, mergers and acquisitions and licensing activities. Mr. Crane serves on the boards of the following privately-held companies: Compound Therapeutics, Inc., Vaccinex, Inc. and Control Delivery Systems, Inc. Mr. Crane serves as a venture partner at Polaris Venture Partners, a venture capital firm, and as a Member of the Board of Overseers of Children's Hospital Boston, a not-for-profit teaching affiliate of Harvard Medical School. Mr. Crane received his B.A. in Biology, summa cum laude, from Harvard College and both his M.A. in Biology and M.B.A. in General Management from Harvard University.
Peter Barton Hutt(3)	70	2003
			Peter Barton Hutt, LL.B., LL.M. has been a director since June 2001. Mr. Hutt is a senior counsel at the law firm of Covington & Burling and has been an attorney at the firm since 1975. He served as Chief Counsel for the Food and Drug Administration from 1971 through 1975. Mr. Hutt is a member of the Institute of Medicine of the National Academy of Sciences and teaches a course on Food and Drug Law each Winter Term at Harvard Law School. He has co-authored the casebook used to teach Food and Drug Law and has published numerous papers on food and drug law and health policy. Mr. Hutt is a member of the board of directors of CV Therapeutics, Inc., Introgen Therapeutics, Inc., Ista Pharmaceuticals, Inc., Favrille, Inc. and Phase Forward, Inc. and several private life sciences companies. Mr. Hutt received his B.A., magna cum laude, from Yale University, his LL.B. from Harvard University and his LL.M. from New York University.

Marsha H. Fanucci(1)	51	2005
			Marsha H. Fanucci has been a director since March 2005. Ms. Fanucci has served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc. since July 2004, where she is responsible for corporate strategy, treasury, financial planning and reporting and operations. Since joining Millennium in 2000, she has also served as Senior Vice President Finance and Corporate Strategy, Vice President Finance and Corporate Strategy and Vice President of Corporate Development. Previously, she was Vice President of Corporate Development and Strategy at Genzyme from 1998 to 2000. Ms. Fanucci has also served as Vice President and Director at Arthur D. Little Inc. from 1987 to 1998. She received her B.S. in Pharmacy from West Virginia University and her M.B.A. from Northeastern University.
Class II directors (terms expiring in 2006)
John K. Clarke(1)	51	2002
			John K. Clarke has been a director since April 2002. Mr. Clarke founded Cardinal Partners, a venture capital firm, in 1997 and has served as the Managing General Partner since 1997. He has founded and served as interim Chief Executive Officer of a number of portfolio companies, including Alkermes, Inc., Arris Pharmaceuticals, Inc., the DNX Corporation and Cubist Pharmaceuticals, Inc. Mr. Clarke is chairman of the board of directors of Alnylam Pharmaceuticals, Inc. and Mr. Clarke is a member of the board of directors of Cubist Pharmaceuticals, Inc. Mr. Clarke also serves on the board of several private health care companies. He received his B.A. in Biology and Economics from Harvard College and his M.B.A. from the Wharton School of the University of Pennsylvania.
Robert S. Langer, Jr.	56	2001
			Robert S. Langer, Jr., Sc.D. is a co-founder of our company and has been a director since May 2001. Dr. Langer is the Institute Professor at the Massachusetts Institute of Technology and has been on the faculty of M.I.T. since 1977. Dr. Langer is the former Chairman of the Food and Drug Administration Science Board, the FDA's highest advisory board. He has written 830 articles, 450 abstracts and has over 500 issued or pending patents. Dr. Langer has received over 100 major awards, including the 2002 Charles Stark Draper Prize, considered the world's most prestigious engineering prize and the engineering-equivalent of the Nobel Prize. Dr. Langer is a member of the board of directors of Wyeth, Sontra Medical Corporation and Boston Life Sciences, Inc. Dr. Langer received his B.S. from Cornell University and his Sc.D. from the Massachusetts Institute of Technology, both in Chemical Engineering.

Stephen T. Reeders(1)	51	2003
			Stephen T. Reeders, D.M., MRCP has been a director since May 2003. Dr. Reeders is founder and Chief Executive Officer of MVM Limited, a venture capital firm. He has served as the Chief Executive Officer of MVM Limited since June 1997. In this role, he has co-founded several biotechnology companies and is a member of the board of directors of several private life science companies. Prior to founding MVM, Dr. Reeders led healthcare investing at Saunders, Karp & Megrue, a venture capital firm, and served on the faculty of Yale University. Dr. Reeders is an Associate Clinical Professor of Harvard Medical School. He was previously an Associate Professor of Medicine and Genetics at the Boyer Center for Molecular Medicine of Yale University. He received a BA degree from Cambridge University and BMBCh and DM degrees from Oxford University.
Class III directors (terms expiring in 2007)
Peter Barrett(2)(3)	52	2003
			Peter Barrett, Ph.D. has been a director since May 2003. Dr. Barrett has served as a Senior Partner of Atlas Venture, a venture capital firm, since January 2002. From August 1998 to December 2001, he served as Executive Vice President and Chief Business Officer of Celera Genomics, a biopharmaceutical company, which he co-founded. He also served as Vice President of Corporate Planning and Business Development of the Perkin-Elmer Corporation from 1994 to 1998. Dr. Barrett received his B.S. in Chemistry from Lowell Technological Institute (now known as the University of Massachusetts, Lowell) and his Ph.D. in Analytical Chemistry from Northeastern University. He also completed Harvard Business School's Management Development Program.
Ram Sasisekharan	40	2001
			Ram Sasisekharan, Ph.D. is a co-founder of our company and has been a director since May 2001. Dr. Sasisekharan has been a Professor of Biological Engineering at the Massachusetts Institute of Technology since 1996. Dr. Sasisekharan's research on complex polysaccharides has led to over 90 publications and over 30 patents, including the core technologies of Momenta. He has won both the Burroughs Wellcome and Beckman Foundation Young Investigator Awards and was the recipient of 1998, 1999, 2000 and 2001 CaPCure Awards from the CaPCure Foundation. Dr. Sasisekharan serves on the steering committee of the Consortium for Functional Glycomics. Dr. Sasisekharan received his Ph.D. in Medical Sciences from Harvard Medical School.

Bennett M. Shapiro(2)	65	2003
			Bennett M. Shapiro, M.D. has been a director since May 2003. Dr. Shapiro is currently a consultant in biotechnology. He serves on the Scientific Advisory Board of the Drugs for Neglected Diseases initiative of Medicins sans Frontieres and is a member of the board of directors of several private life science companies. From September 1990 to July 2003, Dr. Shapiro served as an Executive Vice President of Merck & Co., Inc., a research-based pharmaceutical company. Dr. Shapiro is the former head of Worldwide Licensing and External Research at Merck; prior to that he served as the head of Basic and Preclinical Research at Merck & Co. and as Chairman of the Biochemistry department at the University of Washington. Dr. Shapiro received his B.S. in Chemistry from Dickinson College and his M.D. from Jefferson Medical College.
Christoph H. Westphal(2)(3)	37	2002
			Christoph H. Westphal, M.D., Ph.D. is a co-founder and was founding Chief Executive Officer and Vice Chairman of our company and has been a director since May 2001. He was co-founder and is currently Chief Executive Officer and Vice Chairman of Sirtris Pharmaceuticals, Inc. From June 2000 until February 2005, Dr. Westphal served as a Principal, then General Partner of Polaris Venture Partners, a venture capital firm and an investor in Momenta. From July 1998 to June 2000, Dr. Westphal was a consultant at McKinsey & Co., a management consulting firm. Dr. Westphal was also a co-founder of Nanosys, Inc. Dr. Westphal founded and was Vice Chairman and Chief Executive Officer of Alnylam Pharmaceuticals, Inc. and Acceleron Pharma. Dr. Westphal completed his Abitur at the Deutsche Schule Washington, his B.A., summa cum laude, at Columbia University, and his M.D./Ph.D. at Harvard Medical School.

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Corporate Governance Committee

        For information relating to shares of our common stock owned by each of our directors, see the disclosure set forth under the heading "Stock Ownership Information."

Executive Officers

        Our executive officers, their ages and positions as of April 1, 2005, are set forth below:

Name	Age	Position	Held Position Since
Alan L. Crane	41	Chairman of the Board, President and Chief Executive Officer	May 2002
John Bishop, Ph.D.(1)	43	Vice President, Pharmaceutical Sciences and Manufacturing	November 2004
Steven B. Brugger(2)	46	Senior Vice President, Strategic Business Operations	April 2005 (Vice President, Strategic Product Development since August 2002)
Richard P. Shea(3)	53	Vice President, Chief Financial Officer and Treasurer	October 2003
Ganesh Venkataraman, Ph.D.(4)	38	Senior Vice President, Research	April 2005 (Vice President, Technology since August 2002)
Susan K. Whoriskey, Ph.D.(5)	46	Vice President, Licensing and Business Development, and Corporate Secretary	January 2002

(1)
John E. Bishop, Ph.D. has been Vice President of Pharmaceutical Sciences and Manufacturing since November 2004. From August 2000 to October 2004, Dr. Bishop served as Director and Head of Process Development (Chemical and Biologics) at Millennium Pharmaceuticals, Inc. During that period, he also led the Chemistry, Manufacturing and Controls (CMC) team for Velcade®, which received accelerated approval by the FDA after a 3.5 month review period. From July 1994 to August 2000, Dr. Bishop was a Process R&D leader at the DuPont Merck Pharmaceutical Company, with responsibility for the Division's process development, technology transfer, and vendor management activities. From December 1991 through July 1994, Dr. Bishop led a drug discovery team at Alcon Laboratories where he was coinventor of the antiglaucoma drug Travatan®. Dr. Bishop received his B.S. magna cum laude in Chemistry and German from Tufts University, a Ph.D. in Organic Chemistry from UC Berkeley and a M.B.A. from Northeastern University.

(2)
Steven B. Brugger has been our Senior Vice President, Strategic Business Operations since April 2005. He served as Vice President, Strategic Product Development from August 2002 to April 2005. From October 1999 to August 2002, Mr. Brugger served as a Vice President for Millennium Pharmaceuticals, Inc., a biopharmaceutical company, where he built Millennium's strategic marketing, project management and portfolio management capabilities. During his tenure at Millennium, Mr. Brugger served as Head of Commercial Development, General Manager of the Inflammation and Metabolic Business Units, and Development Projects Leader for the Aventis and Abbott collaborations. From 1984 to October 1999, Mr. Brugger worked at Novartis Pharmaceuticals, a pharmaceutical company, most recently serving as Executive Director of Marketing for the Transplant, Tissue Engineering, and Immunology Business Unit. Mr. Brugger received his B.A. in Biology from Susquehanna University and his M.B.A. from Rutgers University.

(3)
Richard P. Shea has been our Vice President and Chief Financial Officer since October 2003. From April 2002 to April 2003, Mr. Shea served as Chief Operating Officer for Variagenics, Inc., a pharmacogenomics company. From March 2000 to April 2002, Mr. Shea served as Variagenics' Chief Financial Officer, and from February 1999 to March 2000, he served as its Vice President, Finance and Administration. While at Variagenics, Mr. Shea was responsible for finance, legal, investor relations, human resources and operations. From April 1997 to January 1999, Mr. Shea was at Genetics Institute, where he served as Vice President of Finance, and from October 1992 to April 1997 he served as its Controller. Mr. Shea is a CPA and received his A.B. from Princeton University and his M.B.A. from Boston University.

(4)
Ganesh Venkataraman, Ph.D. is a co-founder of our company and has been our Senior Vice President, Research since April 2005. From January 2002 until April 2005 he served as Vice President, Technology. From August 2000 to January 2003, Dr. Venkataraman served as the Director of Bioinformatics for the Consortium for Functional Glycomics, a multi-million dollar NIH initiative to study the role of complex sugars in biology. From March 1995 to July 2000, Dr. Venkataraman was a research faculty member at the Harvard-M.I.T. division of Health and Sciences and Technology, where he investigated the biochemistry and biophysics of carbohydrates and research in the area of analytical techniques for complex carbohydrates. Dr. Venkataraman received his M.S. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

(5)
Susan K. Whoriskey, Ph.D. has been our Vice President, Licensing and Business Development since January 2002. From September 2001 to January 2002, Dr. Whoriskey was a biotechnology consultant to Polaris Venture Partners, a venture capital firm, where she implemented the business operations of Momenta upon the receipt of seed funding and assisted in recruiting team members. From September 1993 to May 2001, Dr. Whoriskey held various management positions at Cubist Pharmaceuticals, Inc., a biopharmaceutical company. Most recently she served as Senior Director of Licensing and Business Development. As a founding employee she helped recruit management team members, was involved in multiple fundraising rounds, including taking Cubist public in 1996, and was involved in negotiating numerous pharmaceutical collaborations. Dr. Whoriskey received her B.S. in Microbiology from the University of Massachusetts and her Ph.D. in Molecular Biology from the University of California, Los Angeles. Dr. Whoriskey did a post-doctoral fellowship with a Chemistry emphasis at Harvard University.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that Momenta is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.momentapharma.com. Alternatively, you may request a copy of any of these documents by writing to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, attention: Michael A. Lawless, Senior Director, Investor Relations, telephone: (617) 491-9700.

Corporate Governance Guidelines

        The board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Momenta and our stockholders. These guidelines, which provide a framework for the conduct of the board's business, provide, in addition to other requirements and responsibilities, that:

  •
  the principal responsibility of the directors is to oversee the management of Momenta;

  •
  a majority of the members of the board of directors shall be independent directors;

  •
  the independent directors meet periodically in executive session;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

        Under applicable NASDAQ Stock Market, Inc. Marketplace Rules, a director will only qualify as an "independent director" if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Peter Barton Hutt, Christoph H. Westphal, Bennett M. Shapiro, John K. Clarke, Robert S. Langer, Jr., Stephen T. Reeders, Peter Barrett or Marsha H. Fanucci has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

        The process followed by our nominating and corporate governance committee, or nominating committee, to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating committee. We have engaged a third party search firm to assist the board in identifying potential director candidates and in providing related corporate governance consulting services, the fee for which is approximately $60,000.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the nominating committee applies the criteria attached to its charter. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating committee, c/o Dr. Susan K. Whoriskey, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating committee or the board of directors, by following the procedures set forth under Section 1.10, "Nomination of Directors," in our bylaws.

Board of Directors Meetings and Attendance

        Our board of directors met eight times during the fiscal year ended December 31, 2004, or Fiscal 2004, either in person or by teleconference. During Fiscal 2004, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served, with the exception of Peter Barton Hutt who attended four of the eight board of director meetings (inclusive of three of the four regularly scheduled quarterly board of director meetings).

Director Attendance at Annual Meetings of Stockholders

        Directors are responsible for attending the Annual Meeting of Stockholders. We completed our initial public offering in June 2004 and, thus, the 2005 Annual Meeting of Stockholders will be the first held by us as a public company.

Board Committees

        The board of directors has established three standing committees: audit, compensation, and nominating and corporate governance. Each of these committees operates under a charter that has been approved by the board of directors. Current copies of each committee's charter are posted on the Corporate Governance section of our website, www.momentapharma.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached to this proxy statement as Appendix A.

        The board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the NASDAQ Stock Market, Inc. Marketplace Rules and including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with the independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on pages 18 and 19 of this proxy statement).

        The members of the audit committee currently consist of Marsha H. Fanucci, John K. Clarke and Stephen T. Reeders. Ms. Fanucci chairs the audit committee. John L. Zabriskie served as the chairperson of the audit committee until March 16, 2005. The board of directors has determined that John K. Clarke is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The audit committee met nine times during Fiscal 2004.

  Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer;

  •
  determining the Chief Executive Officer's compensation;

  •
  reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to the board of directors with respect to director compensation.

        The members of the compensation committee are Peter Barrett, Bennett M. Shapiro and Christoph H. Westphal. Mr. Barrett chairs the compensation committee. The compensation committee met four times during Fiscal 2004.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board of directors with respect to management succession planning;

  •
  developing and recommending to the board of directors corporate governance principles; and

  •
  overseeing evaluations of the board of directors.

        The members of the nominating and corporate governance committee are Peter Barton Hutt, Peter Barrett and Christoph H. Westphal. Mr. Hutt chairs the nominating and corporate governance committee. The nominating and corporate governance committee met three times during Fiscal 2004.

Communicating with the Independent Directors

        The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors (if an independent director), or the lead director (if one is appointed), or otherwise the chairperson of the nominating and corporate governance committee shall, subject to advice and assistance from the Chief Executive Officer and, if requested, outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies of summaries of such communications to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board of directors should address such communications to board of directors c/o Dr. Susan K. Whoriskey, Corporate Secretary, Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts, 02142.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.momentapharma.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee

        The audit committee has reviewed Momenta's audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with Momenta's management and Momenta's independent registered public accounting firm.

        The audit committee has also received from, and discussed with, Momenta's independent registered public accounting firm various communications that Momenta's independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

        Momenta's independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent registered public accounting firm their independence from Momenta.

        Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to Momenta's Board of Directors that the audited financial statements be included in Momenta's Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the Board of Directors of Momenta
John L. Zabriskie (Chairperson during Fiscal 2004) John K. Clarke Stephen T. Reeders Marsha H. Fanucci

Independent Auditors Fees and Other Matters

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$127,500	$450,700
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$16,700	$9,000
All Other Fees	$—	$—

Total Fees	$144,200	$459,700

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." We had no audit-related fees in 2004 and 2003.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to Federal and State tax return assistance accounted for $11,800 of the total tax fees billed in Fiscal 2004 and $6,900 of the total tax fees billed in Fiscal 2003. Tax advice and tax planning services relate to day to day consultations. In the event of a significant consultation matter, Ernst & Young would request pre-approval for that service.

Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

        From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

  Non-Employee Director Compensation for 2004

        In April 2004, our board of directors approved a compensation program pursuant to which each non-employee director would receive an option to purchase no more than 38,400 shares of our common stock upon his or her appointment to the board. These options vest to the extent of one-third of the shares on each of the first, second and third anniversaries of the grant date, subject to the non-employee director's continued service as a director. Subject to an annual evaluation, which evaluation would be overseen by our nominating and corporate governance committee, each non-employee director would receive an annual grant of an option to purchase no more than 19,200 shares of our common stock at each year's annual meeting after which he or she will continue to serve as a director. These options vest on the first anniversary of the grant date, subject to the non-employee director's continued service as a director. Each such non-employee director stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director. The exercise price of all of these options is equal to the fair market value of our common stock on the trading date immediately prior to the date of grant. In 2004, our non-employee directors received reimbursement for reasonable travel and other expenses in connection with attending meetings of the board of directors.

  Non-Employee Director Compensation for 2005

        On March 16, 2005, our board of directors approved a revised compensation structure for our non-employee directors as follows:

        Grant of Stock Options Upon Appointment.    Each non-employee director appointed after the 2005 Annual Meeting will receive an option to purchase no more than 30,000 shares of our common stock upon his or her appointment to the board of directors. These options shall vest to the extent of one-third of the shares on each of the first, second and third anniversaries of the grant date, subject to the non-employee director's continued service as a director.

        Grant of Additional Stock Options.    Subject to an annual evaluation, which evaluation will be overseen by the nominating and corporate governance committee, those non-employee directors who served on the board of directors during fiscal year 2004 and will continue to serve on the board of directors during fiscal year 2005, or Eligible Non-Employee Directors, will continue to receive an annual grant of an option to purchase no more than 19,200 shares of our common stock at each year's annual meeting after which he or she will continue to serve as a director. These options will vest on the first anniversary of the grant date, subject to the non-employee director's continued service as a director. Currently, each such non-employee director stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director. Pursuant to the proposed amendment to our 2004 stock incentive plan, such options granted to non-employee directors would be exercisable at such times as the board of directors may specify in the applicable option agreement; provided, however, that no option will be granted to a non-employee director for a term in excess of 10 years. The exercise price of all of these options will be equal to the fair market value of our common stock on the trading date immediately prior to the date of grant. On March 16, 2005, the board of directors approved the grant of an option to purchase an additional 19,200 shares of our common stock to Eligible Non-Employee Directors for his or her service during fiscal year 2004, subject to approval by stockholders at the 2005 Annual Meeting.

        Payment of Retainer Fee; Reimbursement of Travel and Other Expenses.    In addition to the foregoing, each non-employee director is entitled to receive an annual retainer of $15,000 relating to such director's service to the board of directors during fiscal year 2005. Our non-employee directors will also receive reimbursement for reasonable travel and other expenses in connection with attending meetings of the board of directors in 2005.

  Compensation of Employee Directors

        No director who is also an employee receives separate compensation for services rendered as a director. Mr. Crane is currently the only director who is also an employee of ours. Mr. Crane's compensation as Chief Executive Officer and President of Momenta is discussed under the heading "Compensation of Executive Officers."

  Other Arrangements with Directors

        Arrangements with Robert S. Langer, Jr., Ram Sasisekharan, Peter Barton Hutt and Bennett Shapiro whereby each director receives compensation pursuant to consulting agreements, are discussed under the heading "Certain Relationships and Related Transactions."

Executive Compensation

        The following table sets forth certain information concerning annual and long-term compensation for services rendered to us for the fiscal years ended December 31, 2004 and 2003 by our Chief Executive Officer and our Named Executives:

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Number of Securities Underlying Options
Name	Fiscal Year	Salary	Bonus		All Other Compensation(1)
Alan L. Crane Chairman, President and Chief Executive Officer	2004 2003	$370,000 366,083	$92,500 49,450	35,200 188,800	$1,788 1,638
Steven B. Brugger Senior Vice President, Strategic Business Operations	2004 2003	240,000 220,375	48,000 33,056	— 51,200	1,281 1,254
Ganesh Venkataraman Senior Vice President, Research	2004 2003	205,000 165,000	50,012 51,250	38,400 32,000	1,281 1,170
Susan K. Whoriskey Vice President, Licensing and Business Development	2004 2003	180,000 166,500	32,400 52,778	— 32,000	1,231 1,174
Richard P. Shea Vice President and Chief Financial Officer	2004 2003	200,000 33,333	36,000 —	12,800 108,800	1,281 205

(1)
Amount represents the payment of premiums on disability and group term life insurance.

  Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to our Named Executives during the fiscal year ended December 31, 2004.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name and Principal Position			Exercise Price
				Expiration Date	5%	10%
Alan L. Crane	35,200	9.5%	$0.98	04/07/2014	$338,195	$558,952
Steven B. Brugger	—	—	—	—	—	—
Ganesh Venkataraman	38,400	10.4%	$0.98	04/07/2014	$368,940	$609,766
Susan K. Whoriskey	—	—	—	—	—	—
Richard P. Shea	12,800	3.5%	$4.91	03/25/2014	$72,676	$152,951

(1)
Based on an aggregate of 369,085 options granted to employees in 2004, including options granted to the Named Executives.

(2)
Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. This value is calculated assuming a fair market value equal to our initial public offering price of $6.50 minus the applicable exercise price. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts will be received by the option holder.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2004 and the number and value of unexercised options held as of December 31, 2004 by our Named Executives.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Number of Securities Underlying Unexercised Options at Fiscal Year-End
Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable/ Unexercisable
Exercisable/ Unexercisable
Alan L. Crane	—	—	69,800/154,200	$466,112/$1,014,784
Steven B. Brugger	—	—	68,160/70,080	$465,514/$478,614
Ganesh Venkataraman	—	—	19,200/51,200	$125,724/$326,276
Susan K. Whoriskey	—	—	12,000/20,000	$81,948/$136,580
Richard P. Shea	—	—	30,400/91,200	$182,592/$547,776

(1)
Value is based on the difference between the closing sale price per share of our common stock on December 31, 2004, the last trading day of the fiscal year ended December 31, 2004 ($7.06), and the applicable option exercise price, multiplied by the number of shares subject to the option.

  Employment Agreements

        We have entered into employment agreements with Alan L. Crane, Ganesh Venkataraman and Susan K. Whoriskey. The annual salary, severance and termination provisions of such agreements are as follows:

        Alan L. Crane.    We entered into an employment agreement with Mr. Crane, dated March 15, 2002. Pursuant to this agreement, Mr. Crane is to receive an annual base salary of $370,000, subject to annual increases upon review by the compensation committee of the board of directors. In connection with the execution of the agreement, we paid Mr. Crane a bonus of $106,585 on March 15, 2002. Effective January 1, 2005, the compensation committee approved a $92,500 bonus to be paid in 2005 based on Mr. Crane's 2004 achievements, as well as the grant of an additional option to purchase 25,000 shares of our common stock. Mr. Crane's based salary remains unchanged and is currently $370,000.

        Under Mr. Crane's agreement, either we or Mr. Crane may terminate his employment at any time, subject to continuation of salary payment and benefits for one year if we terminate Mr. Crane's employment without cause or Mr. Crane terminates his employment for good reason. If, however, Mr. Crane commences full-time employment or enters into a consulting arrangement during the period of time for which we are providing severance benefits to Mr. Crane, then our cash severance payments to Mr. Crane will be reduced by the amount of any cash compensation Mr. Crane earns in his new employment or consulting arrangement. In addition, we will have no obligation to provide for benefits so long as the quality of the benefits provided by the new employer are equivalent or superior to the benefits provided by us.

        Susan K. Whoriskey.    We entered into an employment agreement with Dr. Whoriskey, dated April 10, 2002. Pursuant to this agreement, Dr. Whoriskey is to receive an annual full time base salary of $180,000, subject to increases upon review at least once every six months. Under the agreement, either we or Dr. Whoriskey may terminate her employment at any time, subject to continuation of salary payment and benefits for three months if we terminate Dr. Whoriskey's employment without cause or Dr. Whoriskey terminates her employment for good reason. Effective as of January 1, 2005, the compensation committee approved a $7,200 increase in Dr. Whoriskey's salary for 2005, as well as a $32,400 bonus to be paid in 2005 based on Dr. Whoriskey's 2004 achievements and the grant of an additional option to purchase 11,250 shares of our common stock. As a result of the increase, Dr. Whoriskey's salary for 2005 is now $208,000 (which is prorated to $187,200 to account for less than full time).

        Ganesh Venkataraman.    We entered into an employment agreement with Dr. Venkataraman, dated June 13, 2001, which was amended and restated on April 10, 2002. Pursuant to this agreement, Dr. Venkataraman is to receive an annual base salary of $205,000, subject to increases upon review at least once every 12 months. Under the agreement, as amended, either we or Dr. Venkataraman may terminate his employment at any time, subject to continuation of salary payment and benefits for three months if we terminate Dr. Venkataraman's employment without cause or Dr. Venkataraman terminates his employment for good reason. Effective as of January 1, 2005, the compensation committee approved a $35,000 increase in Dr. Venkataraman's salary for 2005, as well as a $50,012 bonus to be paid in 2005 based on Dr. Venkataraman's 2004 achievements and the grant of additional options to purchase 25,000 shares of our common stock. As a result of the increase, Dr. Venkataraman's salary is now $240,000.

        Our employment agreements with Mr. Crane, Dr. Whoriskey and Dr. Venkataraman contain nondisclosure, noncompetition and assignment of intellectual property terms. These terms provide for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by such executive officer and a 12-month noncompete provision. Each of our other executive officers has signed our standard form of nondisclosure, noncompetition and assignment of intellectual property agreement, providing for the protection of our confidential information, the transfer of ownership rights to intellectual property developed by such executive officer and an 18-month noncompete provision.

        In connection with the retirement of Joseph E. Tyler, our former Vice President, Manufacturing, on November 15, 2004, we entered into a letter agreement with Mr. Tyler that provided for one-year acceleration of the vesting of his options to purchase 30,400 shares of our common stock, which were unvested as of November 15, 2004. Additionally, subject to our assessment of Mr. Tyler's performance during such period, Mr. Tyler was entitled to acceleration of the vesting of options to purchase up to 30,400 additional shares of our common stock of which 18,240 were accelerated. The letter agreement further extended the exercise period applicable to Mr. Tyler's stock options from 30 days to 90 days. The letter agreement, dated November 15, 2004, is filed as an exhibit to our Annual Report for Fiscal Year 2004 on Form 10-K.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,334,575	$1.85	4,281,437

(1)
Includes information regarding the following stockholder-approved equity compensation plans: (i) 2004 stock incentive plan, (ii) 2004 employee stock purchase plan and (iii) 2002 stock incentive plan.

(2)
Since the approval of our 2004 stock incentive plan, we have not granted additional stock options under the 2002 stock incentive plan.

Compensation Committee Report on Executive Compensation

        Our executive compensation program is administered by the compensation committee of our board of directors, which is currently composed of three non-employee directors.

        Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives and thereby maximize stockholder returns. The compensation committee establishes compensation policies for Mr. Crane, our president and Chief Executive Officer, and all other executive officers. All decisions by the compensation committee relating to the compensation of our executive officers are reviewed by our full board of directors.

        This report is submitted by the compensation committee and addresses the compensation policies for 2004 as they affected Mr. Crane, our president and Chief Executive Officer, and our other executive officers.

  Compensation Philosophy

        The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

        Competitive and Fair Compensation.    We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

        Sustained Performance.    Executive officers are rewarded based upon an assessment of corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as timely development of new processes and product candidates, performance relative to competitors and the establishment of strategic development alliances with third parties. Individual performance is evaluated by reviewing attainment of specified individual objectives in the context of overall corporate goals and the degree to which teamwork and our other company values are developed and fostered.

        In evaluating each executive officer's performance, we generally conform to the following process:

  •
  business and individual goals and objectives are set for each performance cycle,

  •
  at the end of the performance cycle, the executive's accomplishment of his or her goals and objectives, his or her competencies, his or her contributions to Momenta and his or her relative importance to the company's future are evaluated,

  •
  the results are communicated to the executive, and

  •
  the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

        Annual compensation for our executives in 2004 generally consisted of three elements: salary, bonus and stock options. On February 1, 2005, the compensation committee authorized the payment of performance bonuses totaling $278,912 to our executive officers for Fiscal 2004 and the grant of bonus stock options for a total of 97,500 shares of our common stock with an exercise price of $6.88 per share.

        Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Increases in annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his or her area of responsibility, and may include:

  •
  continued innovation in development and commercialization of our technology,

  •
  timely development of new product candidates or processes, and

  •
  implementation of financing strategies and establishment of strategic development alliances with third parties.

        Subjective performance criteria include an executive's ability to lead through motivating and inspiring others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The compensation committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer's contribution in light of all criteria.

        Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the level of the executive's position with us and his or her contributions to us, including his or her success in achieving the individual performance criteria described above. We generally grant performance options that vest quarterly over a four-year period to encourage key employees to continue their employment with us.

        Executive officers are also eligible to participate in our 2004 employee stock purchase plan in accordance with the plan guidelines. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods under the purchase plan.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1.0 million paid to a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In general, we intend to structure and administer our stock incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock incentive plans will be exempt from Section 162(m) as qualified performance-based compensation. In addition, the compensation committee has the authority to authorize compensation payments that may be subject to the limit where the compensation committee believes that such payments are appropriate and in the best interests of Momenta and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

  Alan L. Crane's 2004 Compensation

        Mr. Crane is eligible to participate in the same executive compensation plans available to our other executive officers. The compensation committee believes that Mr. Crane's annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

        Mr. Crane's salary was $370,000 for the fiscal year ended December 31, 2004 and $366,083 for the fiscal year ended December 31, 2003. Mr. Crane received a bonus of $92,500 in February 2005 for his performance during Fiscal 2004, as well as the grant of an additional option to purchase 25,000 shares of our common stock. In determining Mr. Crane's compensation, the compensation committee considered a number of factors, including his leadership of our transition from a private company to a publicly-traded company, continued execution on key program areas, guidance of the company through significant personnel growth and the inception of a process for overall strategic planning.

By the Compensation Committee of the Board of Directors of Momenta
Peter Barrett (Chairperson) Bennett M. Shapiro Christoph H. Westphal

Compensation Committee Interlocks and Insider Participation

        The compensation committee currently consists of, and during 2004 consisted of, Peter Barrett, who serves as chairperson, Bennett M. Shapiro and Christoph H. Westphal. There are no, and during 2004 there were no, compensation committee interlocks.

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been an employee of Momenta.

        Peter Barrett, who serves as chairperson of the compensation committee, is a special limited partner of Atlas Venture Associates V, L.P. and Atlas Venture Associates VI, L.P., which, with their affiliates, hold certain registration rights with respect to shares of our common stock. The following directors, officers and holders of more than five percent of our voting securities and their affiliates have been granted registration rights with respect to shares of our common stock under the terms of an investors' right agreement between us and these holders:

Name of Holder	Number of Registrable Shares
Alan L. Crane and affiliates	1,036,360
Ganesh Venkataraman	589,312
Susan K. Whoriskey	14,648
Peter Barton Hutt	29,296
Robert S. Langer, Jr. and affiliates	1,021,842
Ram Sasisekharan	985,344
Lansing Brown Investments, LLC (John L. Zabriskie)	119,598
Polaris Venture Partners III, L.P. and related entities (Christoph H. Westphal)	4,655,930
Atlas Venture entities (Peter Barrett)	3,680,387
MVM International Life Sciences Fund No. 1 L.P. and related entities and individuals (Stephen T. Reeders)	2,711,863
CHP II, L.P. (John K. Clarke)	2,101,286
Mithra Ventures, L.P.	1,128,688

Total:	18,074,554

Comparative Stock Performance Graph

        The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on June 22, 2004, the date on which our common stock was first publicly traded through December 31, 2004, in each of (i) our common stock, (ii) the NASDAQ Stock Market Index of U.S. Companies, (iii) the NASDAQ Biotechnology Index.

COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)
AMONG MOMENTA PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

Cumulative Total Return

Company/Index	Base Period(2)	June 30, 2004	September 30, 2004	December 31, 2004
Momenta Pharmaceuticals, Inc.	100.00	113.32	105.38	90.40
NASDAQ Stock Market Index (U.S.)	100.00	103.04	98.19	105.29
NASDAQ Biotechnology Index	100.00	99.25	97.47	104.06

(1)
Fiscal year ending December 31.

(2)
The base period is based on $100 invested on June 22, 2004 in our common stock and $100 invested on May 31, 2004 in each of the NASDAQ Stock Market Index (U.S.) and the NASDAQ Biotechnology Index including reinvestment of dividends. Other periods are as of the last trading day of the applicable quarter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Paid to Directors and Executive Officers

        Please see discussion under the heading "Compensation of Directors" and the heading "Executive Compensation."

Registration Rights

        For information relating to certain registration rights granted by us to certain of our directors, officers and stockholders, including Peter Barrett, who currently serves, and during 2004 served, as the chairperson of our compensation committee, please see the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

Alan L. Crane Relationship with Polaris Venture Partners

        Mr. Crane has served as a venture partner of Polaris Venture Partners since 2002 and holds a carried interest in Polaris Venture Partners III and Polaris Venture Partners IV, each of which is an affiliate of a stockholder of Momenta.

Consulting Agreements with Non-Employee Directors

  Consulting Agreement with Robert S. Langer, Jr.

        In July 2001, we entered into a consulting agreement with Robert S. Langer, Jr., one of our founders and a member of our board of directors, pursuant to which Dr. Langer provides consulting services as reasonably requested by us from time to time. The term of the consulting agreement was initially for two years. Pursuant to an amendment dated July 2, 2004, we and Dr. Langer agreed to extend the term of the consulting agreement through July 22, 2005. Under the terms of the agreement, we provide compensation to Dr. Langer of up to $25,000, $50,000 or $100,000 on an annual basis contingent upon the achievement of certain milestones. We paid Dr. Langer $75,000 for consulting services in 2004. For 2005, we anticipate paying Dr. Langer $100,000 pursuant to his consulting agreement.

  Consulting Agreement with Ram Sasisekharan

        In August 2001, we entered into a consulting agreement with Ram Sasisekharan, one of our founders and a member of our board of directors, pursuant to which Dr. Sasisekharan provides consulting services as mutually determined by us and Dr. Sasisekharan from time to time. The term of the consulting agreement was initially for two years. Pursuant to an amendment dated July 12, 2004, we and Dr. Sasisekharan agreed to extend the term of the consulting agreement through August 15, 2005. Under the terms of the agreement, we provide compensation to Dr. Sasisekharan of up to $25,000, $50,000 or $100,000 on an annual basis contingent upon the achievement of certain milestones. We paid Dr. Sasisekharan $100,000 for consulting services in 2004. Pursuant to an amendment dated March 3, 2005, in recognition of Dr. Saisisekharan's additional consulting services related to our research and development activities, his annual compensation was increased to $150,000 per 365-day period, effective as of February 1, 2005. Payments will be made at the end of each calendar quarter with the initial quarterly payment paid on a pro-rata basis. The consulting agreement will expire in accordance with its terms on August 15, 2005. For 2005, we anticipate paying Dr. Sasisekharan $146,000 pursuant to his agreement and a potential $10,000 bonus contingent upon the achievement of a certain milestone.

  Consulting Agreement with Peter Barton Hutt

        In September 2002, we entered into a consulting agreement with Peter Barton Hutt, a member of our board of directors, pursuant to which Mr. Hutt provides consulting and advisory services relating to the field of regulatory strategies for drug development. The consulting agreement provides for no more than an average of one day of service per month. The term of the consulting agreement was initially for one year. Pursuant to an amendment dated October 4, 2004, we and Mr. Hutt agreed to extend the term of the consulting agreement through September 17, 2005. We initially granted Mr. Hutt a non-statutory stock option to purchase 6,400 shares of our common stock in 2002 at a purchase price of $0.23 per share valued at $8,600 and a non-statutory stock option to purchase 6,400 shares of our common stock in 2003 at a purchase price of $0.24 per share valued at $8,875. These options were granted in connection with this agreement. In connection with the October 2004 amendment to the consulting agreement, we granted Mr. Hutt an additional non-statutory stock option to purchase 5,000 shares of our common stock, at an exercise price equal to the fair market value of a share of common stock on the date of grant, with such option to vest in 12 equal monthly installments with the first installment vesting one month from the date of grant.

  Consulting Agreement with Bennett Shapiro

        In October 2004, we entered into a consulting agreement with Bennett M. Shapiro, a member of our board of directors, pursuant to which Mr. Shapiro provides consulting services related to our research and development efforts. The term of the agreement is for one year, and may be renewed for additional one-year terms by mutual agreement. As compensation under the agreement we granted Mr. Shapiro nonstatutory stock options to purchase 10,000 shares of our common stock with an exercise price of $8.22 per share. In addition, Mr. Shapiro will be reimbursed for all reasonable travel and other expenses incurred while rendering services under the agreement. The options were issued under our 2004 stock incentive plan pursuant to the terms and conditions of the form of nonstatutory stock option agreement under such plan. The options have a four-year duration and vest in 12 equal monthly installments with the first installment vesting one month from the date of grant.

Other Relationships with Non-Employee Directors

  Ram Sasisekharan Relationship with Data Integration Provider

        Parivid, LLC has been engaged by us to provide data integration and analysis services. Ram Sasisekharan, a member of our board of directors, is the brother of the chief technical officer of Parivid. For the year ending December 31, 2004, we recorded $1.0 million in research and development expense related to work performed by Parivid. We had no Parivid expenses in 2003 and 2002. At December 31, 2004, we had an outstanding balance of $0.1 million to be paid to Parivid.

PROPOSAL TWO

BOARD COMPENSATION

Board Recommendation

        The board of directors recommends a vote "FOR" the grant of an option to purchase 19,200 shares of common stock to each non-employee director who served on our board of directors during 2004 and who will continue to serve on the board of directors during 2005, as described below.

        On March 16, 2005, our board of directors approved the grant of an option to purchase 19,200 shares of our common stock to each of Peter Barrett, Peter Barton Hutt, Robert S. Langer, Jr., Ram Sasisekharan, Stephen T. Reeders, Bennett M. Shapiro, John K. Clarke and Christoph H. Westphal for their service during fiscal year 2004, subject to approval by our stockholders at the 2005 Annual Meeting of Stockholders.

        This option grant would be in addition to the grant of an option to purchase up to 19,200 shares of common stock to be made to each non-employee director at each annual meeting, including the 2005 Annual Meeting of Stockholders, pursuant to the 2004 stock incentive plan. If approved, these options would vest on the first anniversary of the grant date, subject to each non-employee directors' continued service as a director. The exercise price of all of these options would be equal to the fair market value of our common stock on the trading date immediately prior to the date of grant.

        Our board of directors and management are committed to retaining and motivating the current members of the board who are expected to make important contributions to Momenta and to attracting qualified candidates who may be offered positions on our board in the future. Our board believes that the grant of these options will support our ongoing efforts to maintain a board comprised of strong leaders who are compensated at a level enjoyed by individuals at comparable companies and in a manner where such incentives are directly linked to the success of our business and an increase in shareholder value. If the compensation described in this proposal is not approved at our 2005 Annual Meeting, we will not grant the proposed stock options to our non-employee directors.

PROPOSAL THREE

AMENDMENT OF 2004 STOCK INCENTIVE PLAN

Board Recommendation

        The board of directors recommends a vote "FOR" the proposed amendment to section 6(c)(ii) of our 2004 stock incentive plan, as detailed below.

        In April 2005, our board of directors approved an amendment to Section 6(c)(ii) of our 2004 stock incentive plan, or 2004 Plan, whereby Section 6(c)(ii), upon stockholder approval, shall be deleted in its entirety and replaced as follows:

    "(ii) be exercisable at such times as the Board may specify in the applicable option agreement; provided, however, that no option will be granted to a non-employee director for a term in excess of 10 years and..."

        Currently, Section 6(c)(ii) of the 2004 Plan specifies that options granted to non-employee directors will expire on the earlier of 10 years from the grant date or three months following a non-employee director's service to our board. Our board recommends the proposed amendment to Section 6(c)(ii), as detailed above, in order to increase the flexibility relating to the exercise period applicable to option grants to our non-employee directors upon, among other things, completion of such directors' service on our board.

        Stockholders are asked to approve the amendment to satisfy NASDAQ rules. If stockholder approval is not received, the 2004 Plan will not be amended and the present text of Section 6(c)(ii) will remain in effect.

Summary of 2004 Stock Incentive Plan

        The following is a brief summary of the 2004 Plan, a copy of which is attached as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to the 2004 Plan.

  Stock Available Under the 2004 Plan

        Upon effectiveness, 3,948,785 shares of common stock were reserved for issuance under the 2004 Plan. In addition, the 2004 Plan contains an "evergreen provision" which allows for an annual increase in the number of shares available for issuance under the plan on the first day of each of our fiscal years during the period beginning in fiscal year 2005 and ending on the second day of fiscal year 2013. The annual increase in the number of shares shall be equal to the lowest of (i) 1,974,393 shares of our common stock, (ii) 5% of the outstanding shares on the escalation date and (iii) an amount determined by our board of directors. Our board of directors elected not to increase the number of authorized shares under the 2004 Plan during fiscal year 2005.

  Types of Awards

        The 2004 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, stock appreciation rights, restricted stock, and other stock-based awards as described below, collectively referred to as Awards.

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Momenta). Options may not be granted for a term in excess of ten years. The 2004 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender to us of shares of our common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

        Director Options.    The 2004 Plan provides for the automatic grant of options to our non-employee directors. On the commencement of service on the board, each non-employee director will receive a non-statutory stock option to purchase no more than 38,400 shares of our common stock, subject to adjustment for changes in capitalization. In addition, subject to an annual evaluation, which evaluation will be overseen by our nominating and corporate governance committee, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase no more than 19,200 shares of our common stock, subject to adjustment for changes in capitalization; provided, however, that no non-employee director will be eligible to receive this annual option grant unless such director has served on the board for at least six months. These options vest to the extent of one-third of the shares of common stock on each of the first, second and third anniversaries of the grant date. Options automatically granted to non-employee directors will have an exercise price equal to the closing price on the day before the date of grant and shall contain such other terms and conditions as the board of directors shall determine.

        Currently, the 2004 Plan provides that options granted to non-employee directors shall expire on the earlier of 10 years from the grant or three months following termination of the non-employee director's service on the board of directors.

        Pursuant to the proposed amendment, options granted to non-employee directors shall be exercisable at such times as the board of directors may specify in the applicable option agreement; provided, however, that no option will be granted to a non-employee director for a term in excess of 10 years.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in our common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Other Stock-Based Awards.    Under the 2004 Plan, the board of directors has the right to grant other Awards based upon our common stock having such terms and conditions as the board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

  Transferability of Awards

        Except as the board of directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

  Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2004 Plan. Under present law, however, incentive stock options may only be granted to our employees and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2004 Plan may not exceed 512,000 shares per calendar year.

  Plan Benefits

        As of April 1, 2005, approximately 78 persons were eligible to receive Awards under the 2004 Plan, including our six executive officers and nine non-employee directors.

        Through April 1, 2005, we had granted options to purchase an aggregate of 371,596 shares of common stock under 2004 Plan at an average exercise price of $7.77 per share. As of March 31, 2005, 8,741 options to purchase shares were vested and no shares have been exercised under the 2004 Plan. The following table sets forth the options granted under the 2004 Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; (v) each associate of any of such directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

Name	Options Granted through March 31, 2005	Weighted Average Exercise Price	Expiration Date
Named Executives
Alan L. Crane Chairman of the Board of Directors, Chief Executive Officer and President	60,200	$3.43	4/2014-2/2015
Steven B. Brugger Senior Vice President, Strategic Business Operations	11,250	$6.88	2/2015
Ganesh Venkataraman Senior Vice President, Research	49,650	$2.32	4/2014-2/2015
Susan K. Whoriskey Vice President, Licensing and Business Development	11,250	$6.88	2/2015
Richard P. Shea Vice President and Chief Financial Officer	24,050	$5.83	3/2014-2/2015
Current Executive Officers as a Group	226,400	$5.23	3/2014-2/2015
All Current Directors who are not Executive Officers as a Group	53,400	$9.17	10/2014
Director Nominees (in addition to Alan L. Crane)
Peter Barton Hutt	5,000	$8.22	10/2014
Marsha H. Fanucci	38,400	$8.50	3/2015
All Employees, Including Officers who are not Executive Officers, as a Group	145,696	$7.69	6/2014-3/2015

        On April 1, 2005, the last reported sale price of our common stock on the Nasdaq National market was $8.41.

  Administration

        The 2004 Plan is administered by our board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Plan and to interpret the provisions of the 2004 Plan. Pursuant to the terms of the 2004 Plan, the board may delegate authority under the 2004 Plan to one or more committees or subcommittees of the board. The board has authorized the compensation committee to administer certain aspects of the 2004 Plan, including the granting of options to executive officers, and has authorized Mr. Crane to grant options based upon employee position and level, subject to limitations set by the compensation committee.

        Subject to any applicable limitations contained in the 2004 Plan, the board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        Our board of directors is required to make appropriate adjustments in connection with the 2004 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2004 Plan also contains provisions addressing the consequences of any "Reorganization Event", which is defined as (i) any merger or consolidation of Momenta with or into another entity as a result of which all of our common stock converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of Momenta. In connection with a Reorganization Event, the board of directors or the compensation committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the board or the compensation committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, or acquisition price, make or provide for a cash payment to an Award holder equal to (A) the acquisition price times the number of shares of our common stock subject to the holder's Awards (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price of all the holder's outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of Momenta, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, our repurchase and other rights under each outstanding restricted stock award shall inure to the benefit of our successor and shall apply to cash, securities or other property which our common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to our common stock subject to such restricted stock award. Upon the occurrence of a Reorganization Event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock award or any other agreement between us and the 2004 Plan participant, all restrictions and conditions on all restricted stock awards then outstanding shall automatically be deemed terminated or satisfied.

        The board of directors or the compensation committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Award expires or is terminated, surrendered, canceled without having been fully exercised, or forfeited in whole or in part, the unused shares of our common stock covered by such Award will again be available for grant under the 2004 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Options

        In connection with a merger or consolidation of an entity with Momenta or the acquisition by us of property or stock of an entity, the board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2004 Plan.

  Provisions for Foreign Participants

        The board of directors or the compensation committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2004 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  Amendment or Termination

        No Award may be made under the 2004 Plan after March 7, 2014 but Awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2004 Plan; provided that, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2004 Plan.

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2004 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent of 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Other Stock Based Awards

        The tax consequences associated with any other stock-based Award granted under the 2004 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Tax Consequences to Momenta

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board Recommendation

        The board of directors recommends a vote "FOR" the ratification of the appointment of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        The audit committee of our board of directors has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005. Although stockholder approval of the board of directors' appointment of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our board of directors will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

OTHER MATTERS

        Our board of directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies will be borne by Momenta. In addition to the solicitation of proxies by mail, officers and employees of Momenta may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Michael A. Lawless, Senior Director, Investor Relations, telephone: (617) 491-9700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders' proposals must be received by us at our principal executive offices, 675 West Kendall Street, Cambridge, Massachusetts 02142, no later than December 23, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary, Susan K. Whoriskey.

        Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 8, 2006.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our Corporate Secretary at our principal offices not later than February 25, 2006 (90 days prior to the first anniversary of our 2005 Annual Meeting of Stockholders) and not before January 26, 2006 (120 days prior to the first anniversary of our 2005 Annual Meeting of Stockholders). However, if the 2006 annual meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2005 Annual Meeting of Stockholders, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our by-laws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to the board of directors, to be properly presented at the 2006 annual meeting of stockholders.

By Order of the Board of Directors,

Alan L. Crane
 President and Chief Executive Officer

Cambridge, Massachusetts
April 22, 2005

        OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Appendix A

MOMENTA PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

A.
Purpose

        1.     The purpose of the Audit Committee of the Board of Directors of the Company is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B.
Structure and Membership

        1.    Number.    Except as otherwise permitted by the applicable rules of NASDAQ, the Audit Committee shall consist of at least three members of the Board of Directors.

        2.    Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

        3.    Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a Chief Executive Officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        4.    Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

        5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

        6.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.
Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

        1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        2.    Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor, and confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

        3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

        4.    Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

        5.    Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

  •
  annual audit scope and plan, including any significant changes required in the plan during the course of the audit;

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor and the independent auditor's views about the quality, not just the acceptability of such treatments; and

  •
  other material written communications between the independent auditor and Company management.

In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as appropriate:

  •
  significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company's financial statements;

  •
  recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

  •
  any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise);

  •
  any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement;

  •
  any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company and management responses thereto (focus should include adequacy of the Company's controls, including computer systems controls and security);

  •
  accounting for unusual transactions;

  •
  adjustments arising from audits that could have a significant impact on the Company's financial reporting process;

  •
  any recent SEC comments on the Company's SEC reports, including in particular any unresolved or future-compliance comments; and

  •
  effects of any accounting initiatives as well as off balance sheet structures, if any.

  Audited Financial Statements

        6.    Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

        7.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        8.    Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

        9.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

        10.    Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the principal executive officer and principal financial officer required by Rule 13a-14 of the Exchange Act. The Audit Committee shall periodically review the complaint procedures to confirm that they are effectively operating.

        11.    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        12.    Related-Party Transactions.    The Audit Committee shall review all "related party transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

        13.    Officers' Expense Accounts.    The Audit Committee shall review with management the policies and procedures with respect to officer expense accounts and perquisites, including their use of corporate assets.

        14.    Risks and Exposures.    The Audit Committee shall inquire of management and the independent auditors about significant risks or exposures facing the Company, assess the steps management has taken or proposes to take to minimize such risks to the Company and periodically review compliance with such steps.

        15.    Legal and Regulatory Matters.    The Audit Committee shall review with the general counsel or outside counsel, legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

        16.    Code of Conduct.    The Audit Committee shall periodically review the Company's code of conduct to ensure that it is adequate and up-to-date and review with the Company's general counsel or outside counsel, the results of their review of the monitoring of compliance with the Company's code of conduct.

        17.    Additional Powers.    The Audit Committee shall have such other duties as may be assigned by law, the Company's by-laws or as may be delegated from time to time by the Board of Directors.

D.
Procedures and Administration

        1.    Meetings.    The Audit Committee shall meet at least twice each year and at each time the Company proposes to issue quarterly or annual earnings results and otherwise as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) the Company management, including inquiry with the CEO and CFO regarding the "quality of earnings" of the Company from a subjective as well as an objective standpoint; (iii) the Company's internal auditors, if any and (iv) general or outside counsel. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

        3.    Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

        4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval, including any changes necessary as a result of new laws or regulations.

        5.    Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting, auditors other than the principal auditors and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

        7.    Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        8.    Self Assessment.    The Audit Committee shall, at least annually, conduct a self assessment to review the Committee's effectiveness, including creation of an agenda for the ensuing year.

Appendix B

MOMENTA PHARMACEUTCIALS, INC.

2004 STOCK INCENTIVE PLAN

1.
Purpose

        The purpose of this 2004 Stock Incentive Plan (the "Plan") of Momenta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to receive options, restricted stock awards, stock appreciation rights and other stock-based awards (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant".

3.
Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.
Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), that is equal to the sum of:

          (1)   3,948,785 shares of Common Stock; plus

          (2)   an annual increase to be added on the first day of each of the Company's fiscal years during the period beginning in fiscal year 2005 and ending on the second day of fiscal year 2013 equal to the lowest of (i) 1,974,393 shares of Common Stock, (ii) 5% of the outstanding shares on such date and (iii) an amount determined by the Board.

        Notwithstanding clause (2) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (2) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, including, without limitation, employee stock purchase plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 25% of the outstanding shares of the Company on the first day of the applicable fiscal year.

        If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 10, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 512,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Momenta Pharmaceuticals, Inc., any of Momenta Pharmaceutical Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.
Director Options.

        (a)    Initial Grant.    Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase no more than 38,400 shares of Common Stock (subject to adjustment under Section 10).

        (b)    Annual Grant.    Subject to an annual evaluation, which evaluation shall be overseen by the Corporation's Nominating and Corporate Governance Committee, on the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase no more than 19,200 shares of Common Stock (subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

        (c)    Terms of Director Options.    Options granted under this Section 6 shall (i) have an exercise price equal to the last reported sale price of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) expire on the earlier of 10 years from the date of grant or three months following termination of service on the Board and (iii) contain such other terms and conditions as the Board shall determine.

7.
Stock Appreciation Rights.

        (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

        (b)    Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)    Rules Applicable to Tandem Awards.    When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

          (2)    Exercise of Independent Stock Appreciation Rights.    A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

        (c)    Exercise.    Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

8.
Restricted Stock.

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

        (c)    Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        (d)    Deferred Delivery of Shares.    The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

9.
Other Stock-Based Awards.

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of the Common Stock.

10.
Adjustments for Changes in Common Stock and Certain Other Events.

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share- and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

          (3)    Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.
General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

12.
Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PROXY
MOMENTA PHARMACEUTICALS, INC.
675 WEST KENDALL STREET
CAMBRIDGE, MASSACHUSETTS 02142
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005

        The undersigned, revoking all prior proxies, hereby appoints Alan L. Crane and Richard P. Shea, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Momenta Pharmaceuticals, Inc. held of record by the undersigned on April 14, 2005 at the Annual Meeting of Stockholders to be held on May 26, 2005 at 8:30 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and any adjournments thereof. The undersigned hereby directs Messrs. Crane and Shea to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MOMENTA PHARMACEUTICALS, INC.
May 26, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect three (3) members to the Company's board of directors to serve as Class I directors, each for a term of three (3) years.

NOMINEES
☐	FOR ALL	o Alan L. Crane
	NOMINEES	o Peter Barton Hutt
o Marsha H. Fanucci
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2.	To approve the grant of an option to purchase 19,200 shares of common stock to each non-employee director who served on the Company's board of directors during 2004 and who will continue to serve on the board of directors during 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
	To amend section 6(c)(ii) of the Company's 2004 stock incentive plan such that options granted to each non-employee director shall be exercisable at such times as the Company's board of directors may specify in the applicable option agreement; provided, however, that no option will be granted to a non-employee director for a term in excess of 10 years.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.
	To ratify the selection by the Audit Committee of our board of directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Momenta Pharmaceuticals, Inc.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO BOARD COMPENSATION
PROPOSAL THREE AMENDMENT OF 2004 STOCK INCENTIVE PLAN
PROPOSAL FOUR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SOLICITATION OF PROXIES
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
STOCKHOLDER PROPOSALS
Appendix A--MOMENTA PHARMACEUTICALS, INC. AUDIT COMMITTEE CHARTER
Appendix B--MOMENTA PHARMACEUTICALS, INC. 2004 STOCK INCENTIVE PLAN